                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: September 9, 2002


                      SALOMON SMITH BARNEY INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary




                      SALOMON BROTHERS HOLDING COMPANY INC



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary


                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Christina T. Sydor
                         --------------------------------------------
                         Name:  Christina T. Sydor
                         Title: Secretary


                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary


                      CITIGROUP INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary